                                                                    EXHIBIT 4(c)


             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                   OF UNITED CAPITAL FUNDING PARTNERSHIP L.P.


          This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNITED CAPITAL FUNDING PARTNERSHIP L.P. dated _______________ ____, 1994 (the "Agreement") is entered into by and among The United Illuminating Company, a Connecticut corporation ("United Illuminating"), as the General Partner, and UNITED RESOURCES, INC., a Connecticut corporation (the "Initial Limited Partner"), together with the other Persons who become Limited Partners of the Partnership as provided herein.

          WHEREAS, United Illuminating and the Initial Limited Partner have formed a limited partnership pursuant to and in accordance with Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S) 17-101, et seq., as amended from
                                   ---  -              ------
time to time (the "Act"), by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on August 18, 1994;

          WHEREAS, United Illuminating and the Initial Limited Partner entered into a Limited Partnership Agreement dated as of August 18, 1994 (the "Original Limited Partnership Agreement"); and

          WHEREAS, United Illuminating and the Initial Limited Partner desire to continue the Partnership as a limited partnership under the Act and to amend and restate the Original Limited Partnership Agreement in its entirety.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

          Unless the context otherwise requires, the terms defined in this
Article I shall, for the purposes of this Agreement, have the meanings herein specified.

          "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S) 17-101, et seq., as the same may be amended from time to time, and
  ---                 -------
any successor to such Act.

          "Action" shall have the meaning set forth in Section 10.2(a).

          "Additional Amounts" shall have the meaning set forth in Section 10.2
(a)(xii).

          "Affiliate" shall mean, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.

For purposes of this definition, the term "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated and in effect from time to time including any Action or Actions taken by the General Partner pursuant to the provisions of Section 10.2.

          "Bankruptcy" shall mean any events specified in (S)(S) 17-402(a)(4) and (5) of the Act.

          "Book-Entry Interest" shall mean a beneficial interest in an LP Certificate, ownership and transfers of which shall be made through book entries by the Depository as described in Section 14.4.

          "Capital Account" shall have the meaning set forth in Section 4.3.

          "Certificate" shall mean the Certificate of Limited Partnership and any and all amendments thereto and restatements thereof filed on behalf of the Partnership with the office of the Secretary of State of the State of Delaware pursuant to the Act.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section ((S)) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

          "Covered Person" shall mean the General Partner, any Special Representative, any Affiliate of the General Partner or any Special Representative or any officers, directors, shareholders, partners, employees, representatives or agents of the General Partner or their respective Affiliates, or any employee or agent of the Partnership or its Affiliates.

          "Debentures" shall mean the junior subordinated deferrable interest debentures of United Illuminating issued in one or more series under the Indenture and having certain payment terms that correspond to the terms of the related series of Preferred Securities.

          "Definitive LP Certificates" shall have the meaning set forth in
Section 14.4.

          "Depository" shall mean The Depository Trust Company, New York, New York, or its successors and assigns and any other securities depository for the Preferred Securities in accordance with this Agreement.

          "Dividends" shall mean the distributions (including any additional dividends on dividends in arrears) paid or payable to any Limited Partner who is a Preferred Security Holder pursuant to the terms of the Preferred Securities held by such Limited Partner.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor to such statute.

          "Fiscal Year" shall mean (i) the period commencing upon the formation of the Partnership and ending on December 31, 1994 or (ii) any subsequent twelve
(12) month period commencing on January 1 and ending on December 31.

          "General Partner" shall mean United Illuminating, in its capacity as general partner of the Partnership, together with any successor thereto that becomes a general partner of the Partnership pursuant to the terms of this Agreement.

          "General Partner Interests" shall mean the Interests of the General Partner in the Partnership.

          "Guarantee" shall mean the Payment and Guarantee Agreement of United Illuminating dated as of _______________, 1994 relating to the Preferred Securities.

          "Guarantor" shall mean United Illuminating.

          "Holder" or "Preferred Security Holder" means a Person in whose name an LP Certificate is registered on the books and records of the Partnership; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include United Illuminating or any Affiliate of United Illuminating.

          "Indemnified Person" shall mean each Limited Partner, any Special Representative, any Affiliate of the General Partner or any Special Representative or any officers, directors, shareholders, partners, employees, representatives or agents of the General Partner or any Special Representative or of any Affiliate of the General Partner or any Special Representative, or any employee or agent of the Partnership or its Affiliates.

          "Indenture" shall mean the Indenture of United Illuminating dated as of _______________,1994 between United Illuminating and The Bank of New York, as trustee, pursuant to which Debentures may be issued, as such Indenture may be amended and supplemented from time to time.

          "Initial Limited Partner" shall mean United Resources, Inc., a Connecticut corporation.

          "Interest" shall mean the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement.

          "Limited Partners" shall mean any Person who is admitted to the Partnership as a limited partner of the Partnership in accordance with the terms of this Agreement, including the Preferred Security Holders, together with any successors thereto, in each such Person's capacity as a limited partner of the Partnership.

          "Liquidation Distribution" shall mean the liquidation preference of each series of Preferred Securities as set forth in the Action for such series.

          "LP Certificate" shall mean a certificate substantially in the form attached to the Action as Exhibit 4(A) thereto, evidencing the Preferred Securities held by a Limited Partner.

          "Partners" shall mean the General Partner and the Limited Partners, collectively, and a "Partner" shall mean any one of the Partners.

          "Partnership" shall mean the limited partnership heretofore formed and continued pursuant to this Agreement under the name "United Capital Funding Partnership L.P.", and any successor thereto.

          "Person" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

          "Preferred Securities" shall have the meaning set forth in Section
10.2 of this Agreement.

          "Preferred Security Owner" shall mean, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a participant or as an indirect participant in the Depository, in each case in accordance with the rules of such Depository).

          "Purchase Price" shall mean the amount paid for each Preferred Security by a Holder of such Preferred Security in the initial offering thereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor to such statute.

          "Special Representative" means any representative duly appointed by the Holders of any series of Preferred Securities in accordance with the Partnership Agreement or Action or Actions of the General Partner establishing such series to act on their behalf or on behalf of the Partnership to enforce the obligations of the Company under the Indenture and to otherwise fulfill such representatives' other duties thereunder.

          "Tax Matters Partner" means the General Partner designated as such in Section 12.1 hereof.

          "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Underwriting Agreement" means an Underwriting Agreement among the Partnership, United Illuminating and the underwriters named therein relating to the issuance and sale of one or more series of Preferred Securities.

          "United Illuminating" means The United Illuminating Company, a Connecticut corporation, and any successor thereto permitted under the Indenture.

                                 ARTICLE II
                             CONTINUATION AND TERM

          Section 2.1 Formation.  The General Partner and the Initial Limited
                      ---------
Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Act and hereby amend and restate the Original Limited Partnership Agreement in its entirety.

          Section 2.2 Continuation.
                      ------------

          (a) The Partners hereby agree to continue the Partnership under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Partners shall be as provided in the Act, except as otherwise provided herein. The Partnership shall be a limited partnership among the partners solely for the purpose specified in Section 3.1 and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the scope of the business purposes of the Partners as specified in Section 3.1. No Partner shall have any power to bind any other Partner with respect to any matter except as specifically provided in this Agreement. No Partner shall be responsible or liable for any indebtedness or obligation of any other Partner incurred before or after execution of this Agreement.

          (b) Upon the execution of this Agreement or a counterpart of this Agreement, United Illuminating shall continue as the General Partner and United Resources, Inc. shall continue as the Initial Limited Partner. Pursuant to
Section 2.2(c) of this agreement, the Holders from time to time shall be admitted to the Partnership as Limited Partners. Following the admission of any Holder to the Partnership as a Limited Partner, the Initial Limited Partner shall withdraw from the Partnership and shall receive the return of its capital contribution without interest or deduction, and the remaining Partners hereby agree to continue the business of the Partnership without dissolution.

          (c) Without execution of this Agreement, upon receipt by a Person of an LP Certificate and payment for the Preferred Security being acquired by such Person, and the recording of such Person's name on the books and records of the Partnership reflect its admission as a Limited Partner, such Person shall be admitted to the Partnership as a Limited Partner and shall become bound by this Agreement.

          (d) The name and mailing address of each Partner and the amount contributed by such Partner to the capital of the Partnership shall be listed on the books and records of the Partnership. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect the information therein.

          (e) The General Partner shall execute, deliver and file any and all amendments to and restatements of the Certificate.

          Section 2.3 Name.  The name of the Partnership heretofore formed and
                      ----
continued hereby is United Capital Funding Partnership L.P., unless and until the name of the Partnership is changed by the General Partner, in its sole discretion, and an appropriate amendment to the Certificate is filed as required by the Act.

          Section 2.4 Duration.  The Partnership commenced on the date the
                      ---------
Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2046 unless sooner dissolved before such date in accordance with the provisions of this Agreement.

          Section 2.5 Registered Agent and Office.  The Partnership's registered
                      ---------------------------
agent and office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

          Section 2.6 Principal Place of Business.  The principal place of
                      ---------------------------
business of the Partnership shall be c/o The United Illuminating Company, 157 Church Street, New Haven, Connecticut 06510. The General Partner may change the location of the Partnership's principal place of business, in its sole and absolute discretion, to be the same as the location of the General Partner's principal place of business.

          Section 2.7 Statutory Compliance.  The General Partner shall execute
                      --------------------
and file on behalf and at the expense of the Partnership all appropriate certificates required by law to be filed in connection with the formation and existence of the Partnership, and the General Partner shall execute and so file such other documents, applications and instruments as may be deemed necessary or appropriate with respect to the formation of and the conduct of business by the Partnership, including, without limitation, the conduct of business, if any, of the Partnership in Connecticut.

                                  ARTICLE III
                     PURPOSE AND POWERS OF THE PARTNERSHIP

          Section 3.1 Purpose.  The sole purpose of the Partnership is to issue
                      -------
interests in the Partnership, including, without limitation, General Partner Interests and Preferred Securities, and to loan the proceeds thereof to United Illuminating in return for Debentures of United Illuminating, and to engage in any and all activities necessary, advisable or incidental thereto.

          Section 3.2 Powers of the Partnership.
                      -------------------------

          (a) The Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1., including all of the powers that may be exercised by the General Partner on behalf of the Partnership pursuant to this Agreement.

          (b) The Partnership, and the General Partner on behalf of the Partnership, may enter into and execute, deliver, acknowledge and perform one or more Underwriting Agreements, registration statements, applications and filings to list Preferred Securities on one or more national securities exchanges or qualify the Preferred Securities for sale in various jurisdictions, and any other contracts, applications, certificates or agreements contemplated thereby or specifically described therein, and make loans to United Illuminating in return for Debentures of United Illuminating, all without any further act, vote or approval of any Limited Partner notwithstanding any other provision of this Agreement, the Act or other applicable law. The General Partner is hereby authorized to enter into and perform on behalf of the Partnership all such contracts, applications, filings, certificates and agreements, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership to the extent specifically provided for in this Agreement.

          Section 3.3 Limitations on Partnership Powers.  Notwithstanding the
                      ---------------------------------
foregoing provisions of Section 3.2, neither the Partnership nor the General Partner on behalf of the Partnership shall have the power or authority (a) to borrow money or to become liable for the borrowings of any third party, (b) so long as any Preferred Securities remain outstanding, enter into any act to remove the trustee under the Indenture without the consent of the holders of 66 2/3% in aggregate liquidation preference of such Preferred Securities outstanding or (c) except as expressly provided in Section 3.1, to engage in any financial or other trade or business. The Partnership shall not do business in any jurisdiction other than Delaware or Connecticut.

                                   ARTICLE IV
                       CAPITAL CONTRIBUTIONS, SECURITIES
                              AND CAPITAL ACCOUNTS

          Section 4.1 Capital Contributions.
                      ---------------------

          (a) The General Partner has, on or prior to the date hereof, contributed an aggregate of $_______________ to the capital of the Partnership, which amount is equal to at least one percent (1%) of the total capital contributions to the Partnership on the date hereof, after taking into account the contributions of the Initial Limited Partner and the Limited Partners referred to in subsections (b) and (c) of this Section 4.1. The General Partner shall from time to time make such additional capital contributions as are necessary to maintain its Capital Account balance at least equal to one percent (1%) of the aggregate positive Capital Account balances of all the Partners.

          (b) The Initial Limited Partner has contributed the amount of $1 to the capital of the Partnership, which amount shall be returned to the Initial Limited Partner upon its withdrawal from the Partnership.

          (c) Each Limited Partner who acquires a Preferred Security after the date of this Agreement shall, in connection with the acquisition of such Preferred Security, contribute to the capital of the Partnership the amount of the Purchase Price for such Preferred Security. No Limited Partner shall be required to make any additional capital contribution to the Partnership in respect of the Preferred Securities held by it.

          (d) No Partner shall be entitled to interest on or with respect to any capital contributions to the Partnership.

          (e) No Partner shall be entitled to withdraw any part of such Partner's capital contribution to the Partnership or to receive any distributions from the Partnership, except as provided herein.

          Section 4.2 Securities.
                      ----------

          (a) The Preferred Securities held by a Preferred Security Holder shall be registered in its name on the books and records of the Partnership. A Preferred Security Holder's Interests shall be represented by the Preferred Securities so registered in its name. Each Limited Partner hereby agrees that its Interests and any Preferred Securities held by it shall for all purposes be personal property. No Limited Partner shall have any interest in specific Partnership property.

          (b) The General Partner Interests shall be set forth on the books and records of the Partnership. The General Partner hereby agrees that the General Partner Interests shall for all purposes be personal property. The General Partner shall have no interest in specific Partnership property.

          (c) The Partnership shall not issue any additional interests in the Partnership after the date hereof other than General Partner Interests and Preferred Securities.

          Section 4.3 Capital Accounts.
                      ----------------

          (a) There shall be established on the books of the Partnership a separate capital account ("Capital Account") for each Partner that shall consist of the initial capital contribution to the Partnership made by such Partner (or such Partner's predecessor in interest), increased by: (i) any additional capital contributions made by such Partner including payments made by the General Partner on behalf of the Partnership as provided in Section 6.2; (ii) the agreed value of any property subsequently contributed to the capital of the Partnership by such Partner; and (iii) items of income and gain allocated to such Partner (or a predecessor thereof). A Partner's Capital Account shall be decreased by: (i) items of loss and deduction allocated to such Partner (or a predecessor thereof); and (ii) any distributions made to such Partner. In addition to and notwithstanding the foregoing, Capital Accounts shall be maintained at all times in accordance with the Capital Account maintenance rules set forth in Treasury Regulation (S) 1.70401(b)(2)(iv).

          (b) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code (S) 704(b) and Treasury Regulation (S) 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are determined in order to comply with such regulations, the General Partner may make such modification.


                                   ARTICLE V
                                   PARTNERS

          Section 5.1 Powers of Partners.  The Partners shall have the power to
                      ------------------
exercise any and all rights or powers granted to the Partners pursuant to the express terms of this Agreement.

          Section 5.2 Partition.  Each Partner waives any and all rights that it
                      ---------
may have to maintain an action for partition of the Partnership's property.

          Section 5.3 Withdrawal.  A Partner (other than the Initial Limited
                      ----------
Partner) may not withdraw from the Partnership prior to the dissolution and winding up of the Partnership except upon the assignment of its Interests (including any redemption, repurchase or other acquisition by the Partnership or United Illuminating, as the case may be), in accordance with the provisions of this Agreement. A withdrawing Partner shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Interests except as otherwise expressly provided in this Agreement.

                                  ARTICLE VI
                                  MANAGEMENT

          Section 6.1 Management of the Partnership.  The General Partner shall
                      -----------------------------
have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions as it deems necessary, appropriate or convenient to accomplish the purpose of the Partnership as set forth herein.

          Section 6.2 Expenses.  The General Partner shall pay for all, and the
                      --------
Partnership shall not be obligated to pay, directly or indirectly, any, of the costs and expenses of the Partnership (including, without limitation, costs and expenses relating to the organization of, and offering of limited partner interests in, the Partnership and costs and expenses relating to the operation of the Partnership, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services and computing or accounting equipment, any paying agents, registrars, transfer agents, duplicating, travel and telephone).

          Section 6.3 Powers of the General Partner.  The General Partner shall
                      -----------------------------
have the right, power and authority in the management of the business and affairs of the Partnership to do or cause to be done any and all acts deemed by the General Partner to be necessary, appropriate or convenient to effectuate the business, purposes and objectives of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have the power and authority without any further act, vote or approval of any Limited Partner to:

          (a) issue Interests, including the General Partner Interests, and the Preferred Securities in accordance with this Agreement;

          (b) act as registrar and transfer agent for the Preferred Securities;

          (c) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Dividends and voting rights and pay Dividends and make all other required payments and distributions on General Partner Interests and Preferred Securities as the Partnership's paying agent;

          (d) bring and defend on behalf of the Partnership actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

          (e) employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants and pay reasonable compensation for such services;

          (f) secure the necessary goods and services required in performing the General Partner's duties to the Partnership;

          (g) exercise all powers of the Partnership, on behalf of the Partnership, in connection with enforcing the Partnership's rights and interest under the Debentures and the Guarantee;

          (h) open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

          (i) deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

          (j) take all action that may be necessary or appropriate for the preservation and the continuation of the Partnership's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or enable the Partnership to conduct the business in which it is engaged;

          (k) take all action not inconsistent with applicable law, the Certificate or this Agreement, as long as such action does not adversely affect the Interests of the Preferred Security Holders, necessary to conduct its affairs and to operate the Partnership in such a way that the Partnership would not be deemed an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or taxed as a corporation for federal income tax purposes and so that the Debentures will be treated as indebtedness of United Illuminating for federal income tax purposes;

          (l) cause the Partnership to enter into and perform, on behalf of the Partnership, one or more Underwriting Agreements and cause the Partnership to purchase Debentures without any further act, vote or approval of any Partner; and

          (m) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary or desirable or incidental to the foregoing.

          The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

          Section 6.4 Limits on General Partner's Powers.  Anything in Section
                      ----------------------------------
6.3 or elsewhere in this Agreement to the contrary notwithstanding, the General Partner shall not have the power to permit or cause the Partnership:

          (a) to file a voluntary petition in bankruptcy without the affirmative vote of the Holders of at least 66-2/3 in aggregate liquidation preference of the outstanding Preferred Securities;

          (b) to acquire any assets other than as expressly provided herein;

          (c) to possess Partnership property for other than a Partnership purpose;

          (d) to admit a Person as a partner of the Partnership, except as expressly provided in this Agreement;

          (e) to make any loans to the General Partner or its Affiliates, other than loans represented by the Debentures;

          (f) to perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

          (g) to engage in any other activity that is not consistent with the purpose of the Partnership, as set forth in Section 3.1;

          (h) to confess a judgment against the Partnership; or

          (i) subject to Section 3.1, to borrow money or become liable for the borrowings of any third party or to engage in any financial or other trade or business.

          Section 6.5 No Management by the Limited Partners.  Except as
                      -------------------------------------
otherwise expressly provided herein, no Limited Partner, in its capacity as such, shall take part in the day-to-day management, operation, or control of the business and affairs of the Partnership. The Limited Partners shall not be agents of the Partnership and shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. Anything in this Agreement to the contrary notwithstanding, the Limited Partners may exercise all rights provided to them, if any, under the Indenture and the Guarantee.

          Section 6.6 Limitation of Liability.  Except as otherwise expressly
                      -----------------------
required by law, a Limited Partner, in its capacity as such, shall have no liability in excess of (a) the amount of its capital contributions, (b) its share of any assets and undistributed profits of the Partnership, and (c) the amount of any distributions wrongfully distributed to it. The Limited Partners and the Initial Limited Partner shall have no liability under this Agreement except as expressly provided in this Agreement or the Act.

                                  ARTICLE VII
                            AMENDMENTS AND MEETINGS

          Section 7.1 Amendments.  Except as otherwise provided in this
                      ----------
Agreement or by any applicable terms of any Action (as hereinafter defined) establishing a series of Preferred Securities, this Agreement may be amended by, and only by, a written instrument executed by the General Partner; provided, however, that (i) no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Partnership to be treated as anything other than a partnership for purposes of United States income taxation and (ii) any amendment which would adversely affect the powers, preferences or special rights of any series of Preferred Securities may be effected only as permitted by the terms of such series of Preferred Securities as provided for in the Action establishing such series of Preferred Securities.

          Section 7.2 Meetings of the Partners.
                      -------------------------

          (a) Meetings of the Partners may be called at any time by the General Partner or as provided in any Action establishing a series of Preferred Securities. Except to the extent otherwise provided in any such Action, the following provisions shall apply to meetings of Partners.

          (b) Notice of any such meeting shall be given to all Partners not less than thirty (30) business days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or by written consent.

          (c) Each Partner may authorize any Person to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it. Except as otherwise provided in this Agreement, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Partnership were a Delaware corporation and the Limited Partners were stockholders of a Delaware corporation.

          (d) Each meeting of Partners shall be conducted by the General Partner or by such other Person as the General Partner may designate.

          (e) The General Partner, in its sole discretion, shall establish all other provisions relating to meetings of Partners, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote; provided however, that unless the General Partner has established a lower percentage, a majority of the Partners entitled to vote thereat shall constitute a quorum at all meetings of the Partners.

                                  ARTICLE VIII
                                  ALLOCATIONS

          Section 8.1 Profits and Losses.  (a) Each fiscal period, the net
                      ------------------
profits of the Partnership shall be allocated (i) first, to the Preferred Security Holders, pro rata in proportion to the number of Preferred Securities held by each such Holder, in an amount equal to the excess of (x) the Dividends accrued on the Preferred Securities (other than Additional Amounts) since their date of issuance through and including the close of the current fiscal period (whether or not paid), over (y) the amount of net profits allocated to the Preferred Security Holders pursuant to this Section 8.1(a)(i) in all prior fiscal periods, (ii) second, to the Preferred Security Holders to whom Additional Amounts were paid during a fiscal period, in an amount equal to the excess of (x) such Additional Amounts over (y) the amount of net profits allocated to the Preferred Security Holders pursuant to this Section 8.1(a)(ii) in all prior fiscal periods, and (iii) thereafter, to the General Partner.

          (b) Except in connection with a dissolution and liquidation of the Partnership, the net losses of the Partnership shall be allocated each year to the General Partner. Upon a dissolution and liquidation of the Partnership, net losses shall be allocated to each Preferred Security Holder in an amount equal to the excess of (x) such Preferred Security Holder's Capital Account over (y) such Preferred Security Holder's Liquidation Distribution, with any remaining net losses being allocated to the General Partner.

          (c) For purposes of this Section 8.1, "net profits" and "net losses" shall be calculated by excluding any and all costs and expenses of the Partnership paid (or required to be paid) by the General Partner pursuant to
Section 6.2, and all such costs and expenses shall be allocated each year to the General Partner.

          (d) Notwithstanding anything to the contrary expressed or implied in this Article VIII, the interest of the General Partner in each item of income, gain, loss, deduction or credit of the Partnership for any fiscal period shall at least equal one percent (1%).

          Section 8.2 Allocation Rules.
                      ----------------

          (a) For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any method that is permissible under (S) 706 of the Code and the Treasury Regulations thereunder.

          (b) The Partners are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Partnership income and loss for income tax purposes.

          Section 8.3 Qualified Income Offset.  If during any taxable year, a
                      -----------------------
Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations (S) 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Partner's Adjusted Capital Account (as defined below), there shall be allocated to the Partner items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for such year) in an amount and manner sufficient to eliminate such deficit. The foregoing is intended to be a "qualified income offset" provision as described in Treasury Regulations (S) 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation. For the purposes of the preceding sentence, a Partner's "Adjusted Capital Account" at any time shall equal the Partner's Capital Account at such time (x) increased by the sum of (A) any amounts that such Partner is obligated to restore to the Partnership pursuant to Treasury Regulation (S)1.704-1(b)(2)(ii)(c) the amount of the Partner's share of Partnership minimum gain (as defined in Treasury Regulations (S) 1.704(g)(1) and
(3)) and (C) the amount of the Partner's share of the minimum gain attributed to a "partner non-recourse debt" (as defined in Treasury Regulations (S) 1.704-2(i)(5)) and (y) decreased by reasonably expected adjustments, allocations and distributions described in Treasury Regulations (S)(S) 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          Section 8.4 Nonrecourse Debt.  While this Agreement does not provide
                      ----------------
certain provisions required by Treasury Regulations (S)(S) 1.704-1(b) and 1.704-2 because those provisions apply to transactions that are not expected to occur, the Partners intend that the allocations under Section 8.1 conform to Treasury Regulations (S)(S) 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain and partner nonrecourse debt provisions of such Regulation), and the General Partner shall make such charges in the allocations under Section 8.1 as it believes are reasonably necessary to meet the requirements of such Regulations.

          Section 8.5 Tax Allocations.  For purposes of this Article VIII and
                      ---------------
Federal, state and local income tax purposes, taxable income or taxable loss of the Partnership (or any item thereof) for each fiscal period shall be determined in accordance with Federal tax accounting principles rather than generally accepted accounting principles and shall be allocated to and among the Partners in order to reflect the allocations made pursuant to the provision of this
Article VIII for such fiscal period, taking into account any variation between the adjusted tax basis and the book value of Partnership property in accordance with the principles of Code (S) 704(c).

                                   ARTICLE IX
                                   DIVIDENDS

          Section 9.1 Dividends.  Limited Partners shall receive periodic
                      ---------
Dividends, if any, redemption payments and Liquidation Distributions in accordance with the applicable terms of the Preferred Securities. Subject to the rights of the Preferred Securities, all remaining cash shall be distributed to the General Partner at such time as the General Partner shall determine.

          Section 9.2 Limitations on Distributions.  Notwithstanding any
                      ----------------------------
provision to the contrary contained in this Agreement, (a) the Partnership shall not make a distribution (including a Dividend) to any Partner on account of its interest in the Partnership if such distribution (including a Dividend) would violate (S)17-607 of the Act or other applicable law, (b) the Partnership shall not make a distribution (including a Dividend) to any Partner to the extent that such distribution, if made, would create or increase a deficit in the Capital Account of such Partner and (c) other than distributions upon liquidation of the Partnership or in connection with a Special Event, no distribution shall be made in kind.

          Section 9.3 Withholding.  The Partnership shall comply with all
                      -----------
withholding requirements under federal, state and local law. The Partnership shall request, and the Partners shall provide to the Partnership, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Partner, and any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Partnership shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Partner, shall remit amounts withheld with respect to the Partners to applicable jurisdictions. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed overwithholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding.

                                 ARTICLE X
                       THE GENERAL PARTNER INTERESTS AND
                        PREFERRED SECURITIES; GUARANTEE

          Section 10.1 Interests of the Partners.
                       --------------------------

          (a) United Illuminating or any successor thereto shall be the sole general partner of the Partnership and shall hold all of the General Partner Interests of the Partnership.

          (b) The aggregate number of Preferred Securities which the Partnership shall have authority to issue is unlimited.

          Section 10.2 Preferred Securities.
                       --------------------

          (a) The General Partner on behalf of the Partnership is authorized to issue limited partner interests (the "Preferred Securities"), in one or more series, having such designations, rights, privileges, restrictions, preferences and other terms and provisions as may from time to time be established in a written action or actions (each, an "Action") of the General Partner providing for issue of such series. In connection with the foregoing, the General Partner is expressly authorized, prior to issuance, to set forth in an Action or Actions providing for the issue of such series, the following:

          (i) the distinctive designation of such series which shall distinguish it from other series;

          (ii) the number of Preferred Securities included in such series;

          (iii) the annual Dividend rate (or method of determining such rate) for Preferred Securities of such series and the date or dates upon which such Dividends shall be payable; provided, however, Dividends on the Preferred Securities of any series shall be payable on a monthly basis to Holders of the Preferred Securities of such series as of a record date in each calendar month during which the Preferred Securities of such series are outstanding.

          (iv) whether Dividends on the Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative Dividend rights, the date or dates or method of determining the date or dates from which Dividends on the Preferred Securities of such series shall be cumulative;

          (v) the amount or amounts which shall be paid out of the assets of the Partnership to the Holders of the Preferred Securities of such series upon voluntary or involuntary dissolution, liquidation or winding up of the Partnership;

          (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of the Partnership;

          (vii) the obligation, if any, of the Partnership to purchase or redeem Preferred Securities of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the

Preferred Securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;

          (viii) the period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, upon which the Preferred Securities of such series shall be convertible or exchangeable at the option of the Preferred Security Holder, the Partnership or United Illuminating into any other Interests or securities or other property or cash or into any other series of Preferred Securities;

          (ix) the voting rights, if any, of the Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the Holders, or of the Preferred Securities of one or more series, or of both, as a condition to specified Action or amendments to this Agreement;

          (x) the ranking of the Preferred Securities of the series as compared with Preferred Securities of other series in respect of the right to receive Dividends and the right to receive payments out of the assets of the Partnership upon voluntary or involuntary dissolution, winding up or termination of the Partnership;

          (xi) the nature and terms of the Debentures and any other backup undertakings of United Illuminating and/or another subsidiary of United Illuminating to be provided to Holders of such series;

          (xii) the additional amounts, if any, that the Partnership will pay as a distribution as necessary in order that the net amounts received by the Holders of such series after withholding or deduction on account of certain taxes, duties, assessments or governmental charges will equal the amount that would have been receivable in respect of the Preferred Securities of such series in the absence of such withholding or deduction ("Additional Amounts"); and

          (xiii) any other relative rights, powers and duties of the Preferred Securities of the series not inconsistent with this Agreement or with applicable law;

provided that the proceeds of the issuance of each such series of Preferred Securities, together with the proceeds of any related capital contribution of the General Partner, shall be lent to United Illuminating in return for a concurrently issued series of Debentures in aggregate principal amount equal to the aggregate liquidation preference of the Preferred Securities of such series and the related capital contribution, bearing interest at an annual rate equal to the annual Dividend rate on such Preferred Securities payable at such times as the Dividends on such Preferred Securities, and having certain redemption provisions which correspond to the redemption provisions for such Preferred Securities.

          (b) In connection with the foregoing and without limiting the generality thereof, the General Partner is hereby expressly authorized, without the vote or approval of any Partner or Holder, to take any Action to create under the provisions of this Agreement a series of Preferred Securities that was not previously outstanding, including a series ranking junior to other series of Preferred Securities in respect of the right to receive

Dividends and the right to receive payments out of assets of the Partnership upon voluntary or involuntary dissolution, liquidation or winding up of the Partnership. Without the vote or approval of any Partner or Holder, the General Partner may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the issue from time to time of Preferred Securities in one or more series as shall be necessary, convenient or desirable to reflect the issue of such series. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or permissible in connection with any future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange.

          (c) Any Action or Actions taken by the General Partner pursuant to the provisions of this Section 10.2 shall be deemed an amendment and supplement to and part of this Agreement.

          (d) All Preferred Securities shall rank senior to the General Partner Interests in respect of the right to receive Dividends or other property distributions and the right to receive payments out of the assets of the Partnership upon voluntary or involuntary dissolution, liquidation or winding up of the Partnership. All Preferred Securities redeemed, purchased or otherwise acquired by the Partnership (including Preferred Securities surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued Preferred Securities undesignated as to series.

          (e) No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new series or additional issue of an existing series of Preferred Securities, or of interests or securities convertible into any Preferred Securities, whether now or hereafter authorized and whether issued for cash or other consideration or by way of Dividend or distribution.

          (f) Except as otherwise provided in this Agreement or by the General Partner in accordance with Section 10.2(a) above in respect of any series of Preferred Securities and as otherwise required by law, all management of the Partnership shall be vested exclusively in the General Partner.

          (g) Any Person acquiring Preferred Securities shall be admitted to the Partnership as a Limited Partner upon compliance with Section 2.2.

          (h) So long as the Partnership holds the Debentures of any series, the General Partner shall not waive compliance or waive any past default in compliance by United Illuminating with any covenant or other term in the Debentures of such series or the Indenture, or any past default under the Indenture, without the approval or consent of the Holders of at least 66-2/3% in aggregate liquidation preference of the outstanding Preferred Securities.

          (i) The General Partner shall not consent to a supplemental indenture under the Indenture without the prior consent, obtained as provided in this Agreement, of the Holders of at least 66-2/3% in aggregate liquidation preference of the outstanding Preferred Securities affected, considered as one class, or, in the case of changes described in clauses (a) through

(e) of Section 1202 of the Indenture, of the Holders of 100% in aggregate liquidation preference of the outstanding Preferred Securities affected, considered as one class; if any other action is, by the terms of the Indenture, not permitted to be taken by the Partnership without the consent of Preferred Securities Holders or any Special Representative appointed with respect to any series of Preferred Securities, the General Partner shall not, without such requisite consent, take any such action; and the General Partner shall not revoke any action previously authorized and approved by a vote of the Preferred Securities of any series affected thereby.

          (j) The General Partner shall notify Holders of Preferred Securities of each series of any notice of default received from the trustee under the Indenture with respect to the related series of Debentures.

          Section 10.3 Guarantee.  The payment of Dividends and payments upon
                       ---------
dissolution of the Partnership or redemption in respect of Preferred Securities shall be guaranteed by United Illuminating pursuant to the Guarantee. The Preferred Security Holders hereby authorize the General Partner to hold the Guarantee on behalf of the Preferred Security Holders. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the Preferred Security Holders. The Holders of not less than 10% in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect to the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, a Preferred Security Holder may institute a legal proceeding directly against United Illuminating to enforce its rights and those of the other Preferred Security Holders under the Guarantee, without first instituting a legal proceeding against the Partnership or any other Person. The Preferred Security Holders, by acceptance of such Preferred Securities, hereby agree to the subordination provisions and other terms of the Guarantee. Except with respect to any changes that do not adversely affect the rights of Holders of Preferred Securities of any series (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate liquidation preference of the outstanding Preferred Securities of each affected series (voting together as one class).

                                   ARTICLE XI
                               BOOKS AND RECORDS

          Section 11.1 Books, Records and Financial Statements.
                       ---------------------------------------

          (a) At all times during the continuance of the Partnership, the Partnership shall maintain, at its principal place of business, separate books of account for the Partnership that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Partnership's business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and a certified copy of the Certificate, shall at all times be maintained at the principal place of business of the Partnership and shall be open to inspection and examination at reasonable times by each Limited Partner or its duly authorized representative for any purpose reasonably related to such Limited Partner's interest in the Partnership.

          (b) Notwithstanding any other provision of this Agreement, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from the Limited Partners any information the disclosure of which the General Partner reasonably believes is not in the best interests of the Partnership or is adverse to the interests of the Partnership or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential.

          (c) The General Partner shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Partnership and within three (3) months after the close of each Fiscal Year the General Partner shall transmit to each Partner a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for Federal income tax purposes.

          Section 11.2 Accounting Method.  For both financial and tax reporting
                       -----------------
purposes and for purposes of determining profits and losses, the books and records of the Partnership shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate and adequate for the Partnership's business.

                                  ARTICLE XII
                                  TAX MATTERS

          Section 12.1 Tax Matters Partner.  The General Partner is hereby
                       -------------------
designated as "Tax Matters Partner" of the Partnership for purposes of (S) 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Partnership, any administrative proceeding at the Partnership level with the Internal Revenue Service relating to the determination of any item of Partnership income, gain, loss, deduction or credit for Federal income tax purposes. The General Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding with respect to any such matter.

          Section 12.2 No Right to Make Section 754 Election.  The General
                       -------------------------------------
Partner shall not make an election in accordance with (S) 754 of the Code.

          Section 12.3 Taxation as Partnership.  The General Partner and the
                       -----------------------
Preferred Security Holders acknowledge that they intend, for Federal income tax purposes, that the Partnership shall be treated as a partnership and that the General Partner and the Holders shall be treated as Partners of such Partnership for such purposes.

                                  ARTICLE XIII
                        EXCULPATION AND INDEMNIFICATION

          Section 13.1 Exculpation.
                       -----------

          (a) No Covered Person shall be liable to the Partnership or any Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, bad faith, recklessness or willful misconduct.

          (b) Each Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters such Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

          Section 13.2 Duties.
                       -------

          (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any Indemnified Person, such Covered Person acting under this Agreement shall not be liable to the Partnership or to any other Indemnified Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          (b) Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between a Covered Person, on the one hand, and the Partnership or a Limited Partner, on the other hand, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provide terms that are, fair and reasonable to the Partnership or any Partner, such Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of gross negligence, recklessness, bad faith or willful misconduct by the Covered Person, the resolution, action or term so made, taken or provided by such Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of such Covered Person at law or in equity or otherwise.

          (c) Whenever in this Agreement the General Partner or an Indemnified Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority, the General Partner or such Indemnified Person shall be entitled to consider only such interests and factors as it desires, including its own interests, or (ii) in its "good faith" or under another express standard, the General Partner or such Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          Section 13.3 Indemnification.  To the fullest extent permitted by
                       ---------------
applicable law, an Indemnified Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence, recklessness, bad faith or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 13.3
                   --------- -------
shall be provided out of and to the extent of Partnership assets only, and no Covered Person shall have any personal liability on account thereof, except as otherwise provided by Section 13.6(a) or the Act.

          Section 13.4 Expenses.  To the fullest extent permitted by applicable
                       --------
law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding may, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 13.3 hereof.

          Section 13.5 Outside Businesses.  Any Partner or Affiliate thereof may
                       ------------------
engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Partnership, and the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

          Section 13.6 Liability of the General Partner.
                       --------------------------------

          (a) Except as otherwise provided in the Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to any Person other than the Partnership and the Limited Partners. Except as otherwise provided in this Agreement or the Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to the Partnership and each Limited Partner.

          (b) The General Partner has and shall maintain throughout the term of the Partnership a net worth (without taking into account its interest in the Partnership) of at least 10% of the total contributions to the Partnership.

          Section 13.7 Waiver by General Partner.  Indemnification of
                       ----------------------------------------------
Partnership by General Partner.  The General Partner hereby waives all rights of
- - -------------------------------
indemnification which it may have against the Partnership under this Agreement or otherwise. The General Partner also hereby agrees to indemnify and hold harmless the Partnership for (i) any payments made by it under this Article XIII, and (ii) any indemnity payments the Partnership may otherwise be required to make under applicable law.

                                  ARTICLE XIV

                                 TRANSFERS

          Section 14.1 Transfer of Interests.
                       ---------------------

          (a) Preferred Securities shall be freely transferable by a Preferred Security Holder.

          (b) The General Partner may not assign its interest in the Partnership in whole or in part under any circumstances, except to a successor of United Illuminating under the Indenture. Any such assignee of all or a part of the Interest of a General Partner in the Partnership shall be admitted to the Partnership as a general partner of the Partnership immediately prior to the effective date of such assignment, and such additional or successor General Partner is hereby authorized to and shall continue the business of the Partnership without dissolution.

          (c) No Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

          Section 14.2 Transfer of LP Certificates.  The General Partner shall
                       ---------------------------
provide for the registration of LP Certificates and of transfers of LP Certificates without charge by or on behalf of the Partnership upon payment by transferor in respect of any tax or other governmental charges which may be imposed in relation to such transfer, together with transferor's furnishing such indemnity as the General Partner may require. Upon surrender for registration of transfer of any LP Certificate, the General Partner shall cause one or more new LP Certificates to be issued in the name of the designated transferee or transferees. Every LP Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed by the Preferred Security Holder or his or her attorney duly authorized in writing. Each LP Certificate surrendered for registration of transfer shall be cancelled by the General Partner. A transferee of an LP Certificate shall be admitted to the Partnership as a Limited Partner and shall be entitled to the rights and subject to the obligations of a Preferred Security Holder hereunder upon the receipt by such transferee of an LP Certificate. The transferor of an LP Certificate shall cease to be a limited partner of the Partnership at the time that the transferee of the LP Certificate is admitted to the Partnership as a Limited Partner in accordance with this Section 14.2.

          Section 14.3 Persons Deemed Preferred Security Holders.  The
                       -----------------------------------------
Partnership may treat the Person in whose name any LP Certificate shall be registered on the books and records of the Partnership as the Preferred Security Holder and the sole holder of such LP Certificate for purposes of receiving Dividends and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

          Section 14.4 Book-Entry Interests.  The LP Certificates, on original
                       --------------------
issuance, will be issued in the form of a global LP Certificate or LP Certificates representing Book-Entry Interests, to be delivered to the Depository, by, or on behalf of, the Partnership. Such LP Certificate or LP Certificates shall initially be registered on the books and records of the Partnership in the name of the Depository or its nominee, and no Preferred Security Owner will receive a definitive LP Certificate representing such Preferred Security Owner's interests in such LP Certificate, except as provided in Section 14.6. Unless and until definitive, fully registered LP Certificates (the ''Definitive LP Certificates") have been issued to the Preferred Security Owners pursuant to
Section 14.6:

          (a) The provisions of this Section 14.4 shall be in full force and effect;

          (b) The Partnership and the General Partner shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of Dividends on the LP Certificates and receiving approvals, votes or consents hereunder) as the Preferred Security Holder and the sole holder of the LP Certificates and shall have no obligation to the Preferred Security Owners;

          (c) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

          (d) The rights of the Preferred Security Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Preferred Security Owners and the Depository and/or the Depository participants. Unless and until the Definitive LP Certificates are issued pursuant to Section 14.6, the Depository will be responsible for making book-entry transfers among its participants and accepting and transmitting payments of Dividends on the LP Certificates to such participants.

          Section 14.5 Notices to the Depository.  Whenever a notice or other
                       -------------------------
communication to the Preferred Security Holders is required under this Agreement, unless and until Definitive LP Certificates shall have been issued to the Preferred Security Owners pursuant to Section 14.6, the General Partner shall give all such notices and communications specified herein to be given to the Preferred Security Holders to the Depository, and shall have no obligations to the Preferred Security Owners.

          Section 14.6 Definitive LP Certificates.  If (a) the Depository elects
                       --------------------------
to discontinue its services as securities depository and gives reasonable notice to the Partnership, or (b) the Partnership elects to terminate the book-entry system through the Depository then the Partnership shall either (i) appoint a successor Depository or (ii) cause Definitive LP Certificates to be prepared by the Partnership. Upon surrender of the global LP Certificate or LP Certificates representing the Book-Entry Interests by the Depository, accompanied by registration instructions, the General Partner shall cause Definitive LP Certificates to be delivered to Preferred Security Owners in accordance with the instructions of the Depository. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person who is to receive a Definitive LP Certificate in accordance with this
Article XIV shall be admitted to the Partnership as a Limited Partner upon registration of the Preferred Securities in the name of the Person on the books and records of the Partnership and issuance of such Definitive LP Certificate. The Depository or the nominee of the Depository, as the case may be, shall cease to be a limited partner of the Partnership under this Section 14.6 at the time that at least one additional Person is admitted to the Partnership as a Limited Partner in accordance with this Section 14.6. The Definitive LP Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the General Partner, as evidenced by its execution thereof, and shall conform to the requirements of any securities exchange upon which the Preferred Securities evidenced by such Definitive LP Certificates are then quoted or listed and admitted for trading.

          In addition, in the event that the Partnership exercises its option to redeem only a portion of the Preferred Securities of any series because it is or would be required to withhold or deduct Additional Amounts with respect to such portion, the Partnership may cause the global LP Certificate or LP Certificates representing all of the Book-Entry Interests therein to be withdrawn from the Depository and issue Definitive LP Certificates representing the remaining Preferred Securities of such series. Thereafter, the portion of the Preferred Securities of such series subject to such requirement to withhold or deduct Additional Amounts will be redeemed.

          Section 14.7 Surrender of Preferred Securities by General Partner.  If
                       ----------------------------------------------------
at any time United Illuminating shall surrender any Preferred Securities of a particular series to the Partnership, the Partnership shall surrender to or upon the order of United Illuminating Debentures of the series issued concurrently with the Preferred Securities so surrendered, in aggregate principal amount equal to the aggregate liquidation preference of such Preferred Securities so surrendered.

                                   ARTICLE XV
                    DISSOLUTION, LIQUIDATION AND TERMINATION

          Section 15.1 No Dissolution.  The Partnership shall not be dissolved
                       --------------
by the admission of additional or successor Partners in accordance with the terms of this Agreement. The death, withdrawal, incompetency, bankruptcy, dissolution or other cessation to exist as a legal entity of a Limited Partner, or the occurrence of any other event which terminates the Interest of a Limited Partner in the Partnership, shall not in and of itself cause the Partnership to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of any such event, the General Partner may, without any further act, vote or approval of any Partner, admit any Person to the Partnership as an additional or substitute Limited Partner, which admission shall be effective as of the date of the occurrence of such event, and the business of the Partnership shall be continued without dissolution.

          Section 15.2 Events Causing Dissolution.  The Partnership shall be
                       --------------------------
dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

          (a) the expiration of the term of the Partnership, as provided in
Section 2.4 hereof;

          (b) the withdrawal, removal or Bankruptcy of the General Partner or assignment by the General Partner of its entire Interest in the Partnership when the assignee is not admitted to the Partnership as an additional or successor General Partner in accordance with Section 14.1(b), or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act, unless, in any such case, the business of the Partnership is continued in accordance with the Act or within 90 days after the date of such event, a majority of the Limited Partners elect to continue the business of the Partnership in a reconstituted form if necessary, and elect a successor General Partner effective as of the date of such withdrawal;

          (c) the entry of a decree of judicial dissolution under (S)17-802 of the Act; or

          (d) the written consent of all Partners.

          Section 15.3 Notice of Dissolution.  Upon the dissolution of the
                       ---------------------
Partnership, the General Partner, as liquidating trustee, shall promptly notify the Partners of such dissolution.

          Section 15.4 Liquidation.  Upon dissolution of the Partnership, the
                       -----------
General Partner, as liquidating trustee, shall immediately commence to wind up the Partnership's affairs; provided, however, that a reasonable time shall be
                           --------  -------
allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon a liquidation. The Preferred Security Holders shall continue to share profits and losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

          (a) to creditors of the Partnership, including Partners who are creditors, to the extent permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof, other than liabilities for distributions (including Dividends) to Partners);

          (b) to the Preferred Security Holders of each series then outstanding in accordance with their respective interests and in the amount of their respective Liquidation Distributions; and

          (c) to all Partners in accordance with their respective positive Capital Account balances maintained in accordance with Section 4.3, after giving effect to all contributions, distributions and allocations for all periods.

          Section 15.5 Termination.  The Partnership shall terminate when all of
                       -----------
the assets of the Partnership shall have been distributed in the manner provided for in this Article XV, and the Certificate shall have been cancelled in the manner required by the Act.

          Section 15.6 Rights of Limited Partners.  Each Limited Partner shall
                       --------------------------
look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including return thereof), and such Partner's share of profits and losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

                                  ARTICLE XVI
                                 MISCELLANEOUS

          Section 16.1 Notices.  All notices provided for in this Agreement
                       -------
shall be in writing, duly signed by the party giving such notice.

          (a) All notices provided for in this Agreement to the Partnership or General Partner shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (i) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

                    c/o The United Illuminating Company
                    157 Church Street
                    New Haven, Connecticut 06510
                    Telecopy: (203) 499-2414
                    Telephone: (203) 499-2592
                    Attention: Treasurer

          (ii) if given to the General Partner, at its mailing address set forth below:

                    The United Illuminating Company
                    157 Church Street
                    New Haven, Connecticut 06510
                    Telecopy: (203) 499-2414
                    Telephone: (203) 499-2592
                    Attention: Treasurer

          All such notices shall be deemed to have been given when received.

          (b) All notices provided for in this Agreement to any other Partner shall be given at the address set forth on the books and records of the Partnership, by mail, first-class postage prepaid, and shall be deemed given when so mailed.

          Section 16.2 Failure to Pursue Remedies.  The failure of any party to
                       --------------------------
seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

          Section 16.3 Cumulative Remedies.  The rights and remedies provided by
                       --------------------
this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

          Section 16.4 Binding Effect.  This Agreement shall be binding upon and
                       --------------
inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

          Section 16.5 Interpretation.  Throughout this Agreement, nouns,
                       --------------
pronouns and verbs shall be construed as singular or plural, whichever shall be applicable. All references herein to "Articles", "Sections" and "paragraphs" shall refer to corresponding provisions of this Agreement.

          Section 16.6 Severability.  The invalidity or unenforceability of any
                       ------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          Section 16.7 Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

          Section 16.8 Integration.  This Agreement constitutes the entire
                       ------------
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          Section 16.9 Governing Law.  This Agreement and the rights of the
                       --------------
parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

          Section 16.10 Headings.  The headings and subheadings in this
                        --------
Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          Section 16.11 Power of Attorney.  Appointment of General Partner. (a)
                        --------------------------------------------------
Each Limited Partner hereby irrevocably constitutes and appoints the General Partner as its true and lawful attorney in fact, in its name, place, and stead, to make, execute, acknowledge, and file the following documents, to the extent consistent with the other provisions of this Agreement:

          (i) This Agreement, and, to the extent required by law, the Certificate;

          (ii) Any fictitious or assumed-name certificates required to be filed on behalf of the Partnership;

          (iii) Any application or registration to do business in any State other than, or in addition to, the State of Delaware;

          (iv) Deeds, notes, mortgages, pledges, security instruments of any kind and nature, leases, and such other instruments as may be necessary to carry on the business of the Partnership; provided that no such instrument shall increase the personal liability of the Limited Partners;

          (v) All certificates and other instruments that the General Partner deems appropriate or necessary to form and qualify, or continue the qualification of, the Partnership as a limited partnership in the State of Delaware and all jurisdictions in which the Partnership may intend to conduct business or own property;

          (vi) Any duly adopted amendment to or restatement of this Agreement or the Certificate;

          (vii) All conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effect or reflect the dissolution, liquidation and termination of the Partnership pursuant to the terms of this Agreement (including a certificate of cancellation); and

          (viii) All other instruments as the attorneys-in-fact or any of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms.

          (b) It is expressly intended by each Limited Partner that the power of attorney granted by Section 16.11(a) is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent disability or incapacity of such Limited Partner (or if such Limited Partner is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                  GENERAL PARTNER:

                                  THE UNITED ILLUMINATING COMPANY


                               By
                                  -------------------------------
                                  Name:
                                  Title:

                                  INITIAL LIMITED PARTNER:

                                  UNITED RESOURCES, INC.


                               By
                                  -------------------------------
                                  Name:
                                  Title: